Exhibit 10.2

AMENDMENT TO

COMMON STOCK PURCHASE WARRANTS

This AMENDMENT TO COMMON STOCK PURCHASE WARRANTS (this “Amendment”) is entered into as of January 29, 2024, by and between CNS Pharmaceuticals, Inc., a Nevada corporation (the “Company”), and _______ (the “Holder”).

WHEREAS, the Holder is the holder of a Common Stock Purchase Warrant issued on October 16, 2023 (the “October 2023 Warrant”) to purchase 3,765,000 shares of common stock of the Company, par value $0.001 per share (the “Common Stock”);

WHEREAS, pursuant to Section 5(l) of the October 2023 Warrant, the October 2023 Warrant may be modified or amended or the provisions thereof waived with the written consent of the Company, on the one hand, and the Holder, on the other hand;

WHEREAS, the Company and the Holder desire to amend the October 2023 Warrant as set forth in this Amendment; and

WHEREAS, the Company shall hold an annual or special meeting of its stockholders to approve the amendments to the October 2023 Warrant as set forth in this Amendment; and

WHEREAS, if the Company’s shareholders shall not have approved the amendments to the October 2023 Warrant as set forth in this Amendment by August 1, 2024, the Amendment will automatically take effect.

NOW, THEREFORE, in consideration of the mutual agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the Company and the Holder hereby agree as follows:

1. Amendment to “Exercise Price”. (A) If the Company’s stockholders have approved the terms of this Amendment at an annual or special meeting, Section 2(b) of the October 2023 Warrant shall hereby be amended and restated in its entirety as follows:

“b) Exercise Price.The exercise price per share of Common Stock under this Warrant shall be $0.30 (the “Exercise Price”).”

(B) If the Company’s stockholders have not approved the terms of this Amendment at an annual or special meeting by August 1, 2024, if and only if such new exercise price on the repricing date is lower than the exercise price of the October 2023 Warrants then in effect, Section 2(b) of the October 2023 Warrant shall hereby be amended and restated in its entirety as follows:

“b) Exercise Price. The exercise price per share of Common Stock under this Warrant shall be the Minimum Price (as defined in Nasdaq Listing Rule 5635(d)) of the Common Stock on August 1, 2024 (the “Exercise Price”).”

2. Amendment to “Termination Date” Defined Term. The defined term “Termination Date” in the October 2023 Warrant is hereby defined to mean February 1, 2029.

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3. No Further Amendment. Except as amended by this Amendment, the October 2023 Warrant remains unaltered and shall remain in full force and effect.

4. Conditions to Effectiveness of this Amendment. This Amendment shall be effective upon the earlier of: (a) the approval of the terms contained herein having been obtained by the Company’s stockholders at an annual or special meeting; and (b) August 1, 2024.

5. Jurisdiction. All questions concerning the construction, validity, enforcement and interpretation of this Amendment shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof.

6. Counterparts. This Amendment may be executed in any number of counterparts, each of which will be deemed an original and all of which together will constitute one and the same instrument. Signatures delivered by facsimile, electronic mail (including as a PDF file) or other transmission method shall be deemed to be original signatures, shall be valid and binding, and, upon delivery, shall constitute due execution of this Amendment.

(Signature page follows)

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IN WITNESS WHEREOF, each of the Company and the Holder has caused this Amendment to be executed by its officer thereunto duly authorized as of the date first above indicated.

COMPANY
CNS PHARMACEUTICALS, INC.

By:
Name:
Title:

HOLDER

By:
Name:
Title:

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